Mylan Q2 2019 EARNINGS July 29, 2019 Q2 2019 Earnings – All Results are Unaudited

Forward-Looking Statements This presentation contains "forward-looking statements." These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, our 2019 financial guidance and any other statements about Mylan's future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These may often be identified by the use of words such as "will," "may," "could," "should," "would," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "pipeline," "intend," "continue," "target," "seek," and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: with respect to the proposed combination of Mylan and Upjohn Inc.(“Upjohn”), Pfizer Inc.’s off-patent branded and generic established medicines business (the “Combination”), the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, changes in relevant tax and other laws, the parties’ ability to consummate the Combination, the conditions to the completion of the Combination, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all, the regulatory approvals required for the Combination not being obtained on the terms expected or on the anticipated schedule or at all, the integration of Mylan and Upjohn being more difficult, time consuming or costly than expected, Mylan’s and Upjohn’s failure to achieve expected or targeted future financial and operating performance and results, the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination within the expected time frames or at all or to successfully integrate Mylan and Upjohn, customer loss and business disruption being greater than expected following the Combination, the retention of key employees being more difficult following the Combination, changes in third-party relationships and changes in the economic and financial conditions of the business of Mylan or Upjohn; actions and decisions of healthcare and pharmaceutical regulators; failure to achieve expected or targeted future financial and operating performance and results; uncertainties regarding future demand, pricing and reimbursement for our or Upjohn’s products; any regulatory, legal or other impediments to Mylan's or Upjohn’s ability to bring new products to market, including, but not limited to, where Mylan or Upjohn uses its business judgment and decides to manufacture, market and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an "at-risk launch"); success of clinical trials and Mylan's or Upjohn’s ability to execute on new product opportunities; any changes in or difficulties with our or Upjohn’s manufacturing facilities, including with respect to remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on our or Upjohn’s financial condition, results of operations and/or cash flows; the ability to meet expectations regarding the accounting and tax treatments of acquisitions, including Mylan's acquisition of Mylan Inc. and Abbott Laboratories' non-U.S. developed markets specialty and branded generics business (the “EPD Business Transaction”); changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any significant breach of data security or data privacy or disruptions to our or Upjohn’s information technology systems; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; the impact of competition; identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products, or assets being more difficult, time-consuming or costly than anticipated; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with strategic acquisitions, strategic initiatives or restructuring programs within the expected time-frames or at all; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan's business activities, see the risks described in Mylan's Annual Report on Form 10- K for the year ended December 31, 2018, as amended, and our other filings with the Securities and Exchange Commission (the "SEC"). You can access Mylan's filings with the SEC through the SEC website at www.sec.gov or through our website, and Mylan strongly encourages you to do so. Mylan routinely posts information that may be important to investors on our website at investor.mylan.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this presentation. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this presentation other than as required by law. 2 Q2 2019 Earnings – All Results are Unaudited

Q2 2019 Financial Highlights ($ in millions, except for EPS, Adjusted EPS and percentages) Q2 2019 Q2 2018 Change Total Revenues $2,851.5 $2,808.3 +2% U.S. GAAP Gross Margins 32.7% 34.3% (160 bps) Adjusted Gross Margins* 53.8% 53.3% +50 bps U.S. GAAP R&D as % of Total Revenues 5.2% 7.4% (220 bps) Adjusted R&D* as % of Total Revenues 4.2% 5.1% (90 bps) U.S. GAAP SG&A as % of Total Revenues 23.4% 22.2% +120 bps Adjusted SG&A* as % of Total Revenues 22.0% 19.8% +220 bps U.S. GAAP Net (Loss) Earnings ($168.5) $37.5 NM Adjusted Net Earnings* $532.8 $551.5 (3%) U.S. GAAP EPS ($0.33) $0.07 NM Adjusted EPS* $1.03 $1.07 (4%) U.S. GAAP Net Cash Provided by Operating Activities $668.9 $430.2 +55% Adjusted Net Cash Provided by Operating Activities* $767.8 $706.6 +9% Capital Expenditures $44.1 $45.2 (2%) Adjusted Free Cash Flow* $723.7 $661.4 +9% 3 Q2 2019 Earnings – All Results are Unaudited *Adjusted metrics are non-GAAP financial measures. Please see the Appendix or investor.mylan.com for the most directly comparable U.S. GAAP financial measures and reconciliations of such non-GAAP financial measures to those GAAP measures.

4 Q2 2019 Earnings – All Results are Unaudited

2019 Financial Guidance Reaffirmed

Mylan is not providing forward looking guidance for U.S. GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures. Please see the appendix for additional information.

Total Revenues	**$11.5 – $12.5B**
Adjusted EPS*	**$3.80 – $4.80**
Adjusted Free Cash Flow*	**$1.9 – $2.3B**

On Track to Achieve Over $1B of New Product Launches in 2019

New Product Sales ~$570M YTD

- North America ~80%
- Europe ~12%
- Rest of World ~8%

*Adjusted metrics are non-GAAP financial measures. Please see the Appendix or investor.mylan.com for more information.

5 Q2 2019 Earnings – All Results are Unaudited

Mylan
Better Health for a Better World

Appendix Q2 2019 Earnings – All Results are Unaudited

Non-GAAP Financial Measures This presentation includes the presentation and discussion of certain financial information that differs from what is reported under U.S. GAAP. These non-GAAP financial measures, including, but not limited to, adjusted EPS, adjusted gross profit, adjusted gross margins, adjusted net earnings, EBITDA, adjusted EBITDA, adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other income, adjusted effective tax rate, notional debt to Credit Agreement Adjusted EBITDA leverage ratio, long-term average debt to Credit Agreement Adjusted EBITDA leverage ratio target, adjusted net cash provided by operating activities, adjusted free cash flow, constant currency total revenues, constant currency net sales, adjusted segment profitability for North America and adjusted segment profitability for Erurope are presented in order to supplement investors' and other readers' understanding and assessment of the financial performance of Mylan N.V. (“Mylan” or the “Company”). Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions and other significant events which may impact comparability of our periodic operating results, Mylan believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. Management’s annual incentive compensation is derived, in part, based on the adjusted EPS metric and the adjusted free cash flow metric. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA and Credit Agreement Adjusted EBITDA (as defined in this appendix) pursuant to our Credit Agreements is appropriate to provide additional information to investors to demonstrate the Company's ability to comply with financial debt covenants and assess the Company's ability to incur additional indebtedness. We also report sales performance using the non-GAAP financial measures of "constant currency" total revenues and net sales. These measures provide information on the change in total revenues and net sales assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year's foreign exchange rates. We routinely evaluate our net sales and total revenues performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities, and believe that this presentation also provides useful information to investors for the same reason. The "Summary of Total Revenues by Segment" table in this appendix compares net sales on an actual and constant currency basis for each reportable segment for the quarters ended June 30, 2019 and 2018 as well as for total revenues. Also, set forth in this presentation and this appendix, Mylan has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth in this presentation and this appendix, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. 2019 Guidance Mylan is not providing forward looking guidance for U.S. GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements and other contingencies, including changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. 7 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited; in millions)
Adjusted Net Earnings and Adjusted EPS

(in millions, except per share amounts)	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018		Six Months Ended June 30, 2019		Six Months Ended June 30, 2018	
U.S. GAAP net (loss) earnings and U.S. GAAP EPS	$(168.5)	$(0.33)	$ 37.5	$0.07	$(193.5)	$ (0.38)	$ 124.6	$ 0.24
Purchase accounting related amortization (primarily included in cost of sales)[(a)]	440.0		430.3		875.4		853.7	
Litigation settlements and other contingencies, net	20.9		(46.4)		21.6		(30.2)	
Interest expense (primarily clean energy investment financing and accretion of contingent consideration)	6.9		9.2		14.2		18.9	
Clean energy investments pre-tax loss	16.2		23.0		33.2		46.0	
Acquisition related costs (primarily included in SG&A) [(b)]	5.5		10.2		13.6		12.5	
Restructuring related costs [(c)]	57.6		76.1		77.5		121.5	
Share-based compensation expense [(d)]	16.8		—		34.8		—	
Other special items included in:								
Cost of sales[(e)]	112.1		64.0		197.2		74.0	
Research and development expense [(f)]	27.1		50.5		60.2		97.1	
Selling, general and administrative expense	10.8		32.1		24.7		33.9	
Other expense, net [(g)]	—		6.8		—		24.2	
Tax effect of the above items and other income tax related items [(h)]	(12.6)		(141.8)		(204.2)		(329.1)	
Adjusted net earnings and adjusted EPS	$ 532.8	$ 1.03	$551.5	$1.07	$ 954.7	$ 1.85	$1,047.1	$ 2.03
Weighted average diluted ordinary shares outstanding	516.3		516.3		516.5		516.6	

(a) The increase in purchase accounting related amortization is primarily due to amortization expense related to certain product rights acquisitions which occurred in 2018 and 2019.

(b) Acquisition related costs consist primarily of transaction costs including legal and consulting fees and integration activities

(c) For the three months ended June 30, 2019, approximately $46.3 million is included in cost of sales and $11.3 million is included in SG&A. For the six months ended June 30, 2019, approximately $60.8 million is included in cost of sales, approximately $0.1 million is included in R&D, and approximately $16.6 million is included in SG&A. Refer to Note 17 Restructuring included in Part I, Item 1 of the Form 10-Q for additional information.

(d) Beginning in 2019, share-based compensation expense is excluded from adjusted net earnings and adjusted EPS. The full year impact for the year ended December 31, 2018 was insignificant. As such, the three and six months ended June 30, 2018 amounts were not added back to U.S. GAAP net earnings.

(e) The three months ended June 30, 2019 increased $48.1 million primarily related to the impact of the valsartan product recall, the termination of a contract and certain other inventory write-offs. The six months ended June 30, 2019 increased $123.2 million for certain incremental manufacturing variances and site remediation activities as a result of the activities at the Company's Morgantown plant and the items also impacting the change for the three-month period.

(f) R&D expense for the three months ended June 30, 2019 consists primarily of payments for product development arrangements of approximately $23.4 million, which includes $18.4 million related to the expansion of the YUPELRI® agreement with Theravance, and the remaining expense relates to on-going collaboration agreements. R&D expense for the six months ended June 30, 2019 consists primarily of payments for product development arrangements of approximately $46.7 million, including $18.4 million for the expansion of the YUPELRI® agreement and $23.3 million related to non-refundable upfront licensing amounts for a product in development. The remaining expense relates to on-going development collaborations. Refer to Note 4 Acquisitions and Other Transactions included in Part I, Item 1 of the Form 10-Q for additional information. R&D expense for the three months ended June 30, 2018 includes two non-refundable upfront payments totaling approximately $30.5 million for development agreements entered into during the quarter, and the remaining expense relates to on-going collaboration agreements, including Momenta Pharmaceuticals, Inc. For the six months ended June 30, 2018, R&D expense includes $73.5 million related to four non-refundable upfront payments for development agreements entered into during the prior year period.

(g) The 2018 amount primarily related to mark-to-market losses of investments in equity securities historically accounted for as available-for-sale securities and the cumulative realized gains on such investments.

(h) The impact of changes related to uncertain tax positions is excluded from adjusted earnings.

8 Q2 2019 Earnings – All Results are Unaudited
Mylan
Better Health for a Better World

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Net Earnings to Adjusted EBITDA Three Months Ended Six Months Ended   June 30, June 30,   2019 2018 2019 2018 U.S. GAAP net (loss) earnings $ (168.5) $ 37.5 $ (193.5) $ 124.6 Add / (deduct) adjustments: Net contribution attributable to equity method investments 16.2 22.9 33.2 46.0 Income tax provision (benefit) 116.4 (18.8) 26.9 (95.4) Interest expense 131.2 139.2 262.4 270.9 Depreciation and amortization 501.4 501.9 1,001.9 1,000.4 EBITDA $ 596.7 $ 682.7 $ 1,130.9 $ 1,346.5 Add / (deduct) adjustments: Share-based compensation expense (income) 16.8 (0.8) 34.8 20.6 Litigation settlements and other contingencies, net 20.9 (46.4) 21.6 (30.2) Restructuring & other special items 213.0 231.1 370.3 343.6 Adjusted EBITDA $ 847.4 $ 866.6 $ 1,557.6 $ 1,680.5 9 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited; in millions)
Summary of Total Revenues by Segment

Three Months Ended June 30,

(In millions)	2019	2018	% Change	2019 Currency Impact (1)	2019 Constant Currency Revenues	Constant Currency % Change (2)
Net sales						
North America	$ 1,023.4	$ 1,000.8	2 %	$ 2.2	$ 1,025.6	2 %
Europe	989.6	990.6	-%	59.5	1,049.1	6 %
Rest of World	805.2	764.1	5 %	31.9	837.1	10 %
Total net sales	2,818.2	2,755.5	2 %	93.6	2,911.8	6 %
Other revenues (3)	33.3	52.8	(37)%	0.7	34.0	(36)%
Consolidated total	$ 2,851.5	$ 2,808.3	2 %	$ 94.3	$ 2,945.8	5 %

Six Months Ended June 30,

(In millions)	2019	2018	% Change	2019 Currency Impact (1)	2019 Constant Currency Revenues	Constant Currency % Change (2)
Net sales						
North America	$ 1,946.3	$ 1,986.1	(2)%	$ 4.9	$ 1,951.2	(2)%
Europe	1,884.9	2,029.0	(7)%	137.0	2,021.9	-%
Rest of World	1,447.6	1,390.8	4 %	83.7	1,531.3	10 %
Total net sales	5,278.8	5,405.9	(2)%	225.6	5,504.4	2 %
Other revenues (3)	68.2	86.9	(22)%	1.6	69.8	(20)%
Consolidated total	$ 5,347.0	$ 5,492.8	(3)%	$ 227.2	$ 5,574.2	1 %

(1) Currency impact is shown as unfavorable (favorable).

(2) The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2019 constant currency net sales or revenues to the corresponding amount in the prior year.

(3) For the three months ended June 30, 2019, other revenues in North America, Europe, and Rest of World were approximately $19.1 million, $3.8 million, and $10.4 million, respectively. For the six months ended June 30, 2019, other revenues in North America, Europe, and Rest of World were approximately $41.2 million, $8.5 million, and $18.5 million, respectively

(4) Amounts exclude intersegment revenue that eliminates on a consolidated basis.

10 Q2 2019 Earnings – All Results are Unaudited

Mylan
Better Health for a Better World

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Cost of Sales Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP cost of sales $ 1,918.9 $ 1,845.8 $ 3,609.2 $ 3,546.0 Deduct: Purchase accounting amortization and other related items (440.0) (427.4) (875.4) (848.3) Acquisition related items (1.6) (0.8) (2.1) (1.0) Restructuring and related costs (46.3) (41.0) (60.8) (45.4) Share-based compensation expense (0.5) — (0.5) — Other special items (112.1) (64.0) (197.2) (74.0) Adjusted cost of sales $ 1,318.4 $ 1,312.6 $ 2,473.2 $ 2,577.3 Adjusted gross profit (a) $ 1,533.1 $ 1,495.7 $ 2,873.8 $ 2,915.5 Adjusted gross margin (a) 54% 53% 54% 53% (a) U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues. 11 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) R&D Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP R&D $ 147.6 $ 206.7 $ 320.2 $ 411.6 Deduct: Acquisition related costs — (0.4) (0.3) (0.5) Restructuring and related costs — (11.8) (0.1) (16.7) Purchase accounting amortization and other related items — (0.1) — (0.1) Share-based compensation expense (0.9) — (1.0) — Other special items (27.1) (50.5) (60.2) (97.1) Adjusted R&D $ 119.6 $ 143.9 $ 258.6 $ 297.2 Adjusted R&D as % of total revenues 4% 5% 5% 5% 12 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) SG&A Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP SG&A $ 668.6 $ 623.3 $ 1,276.5 $ 1,230.8 Deduct: Acquisition related costs (3.9) (9.1) (11.2) (11.1) Restructuring and related costs (11.3) (23.6) (16.6) (59.7) Purchase accounting amortization and other related items — (2.9) — (5.3) Share-based compensation expense (15.4) — (33.3) — Other special items (10.8) (32.1) (24.7) (33.9) Adjusted SG&A $ 627.2 $ 555.6 $ 1,190.7 $ 1,120.8 Adjusted SG&A as % of total revenues 22% 20% 22% 20% 13 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Total Operating Expenses Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP total operating expenses $ 837.1 $ 783.6 $ 1,618.3 $ 1,612.2 Add / (Deduct): Litigation settlements and other contingencies, net (20.9) 46.4 (21.6) 30.2 R&D adjustments (28.0) (62.8) (61.6) (114.4) SG&A adjustments (41.4) (67.7) (85.8) (110.0) Adjusted total operating expenses $ 746.8 $ 699.5 $ 1,449.3 $ 1,418.0 Adjusted earnings from operations (a) $ 786.3 $ 796.2 $ 1,424.5 $ 1,497.5 (a) U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses. 14 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Interest Expense Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP interest expense $ 131.2 $ 139.2 $ 262.4 $ 270.9 Deduct: Interest expense related to clean energy investments (1.5) (2.1) (3.2) (4.4) Accretion of contingent consideration liability (3.9) (5.5) (8.2) (11.0) Other special items (1.5) (1.6) (2.8) (3.5) Adjusted interest expense $ 124.3 $ 130.0 $ 248.2 $ 252.0 15 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Other Expense Three Months Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP other expense, net $ 16.4 $ 21.0 $ 23.7 $ 34.5 Add / (Deduct): Clean energy investments pre-tax loss (a) (16.2) (23.0) (33.2) (46.0) Restructuring and related costs — 0.3 — 0.3 Other items (b) — (6.8) — (24.2) Adjusted other income $ 0.2 $ (8.5) $ (9.5) $ (35.4) (a) Adjustment represents exclusion of activity related to Mylan’s clean energy investments, the activities of which qualify for income tax credits under section 45 of the U.S. Internal Revenue Code of 1986, as amended. (b) 2018 adjustments primarily related to mark-to-market losses of investments in equity securities historically accounted for as available-for-sale securities and the cumulative realized gains on such investments. 16 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Earnings Before Income Taxes and Income Tax Provision Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP (loss) earnings before income taxes $ (52.1) $ 18.7 $ (166.6) $ 29.2 Total pre-tax non-GAAP adjustments 714.1 655.9 1,352.6 1,251.7 Adjusted earnings before income taxes $ 662.0 $ 674.6 $ 1,186.0 $ 1,280.9 U.S. GAAP income provision (benefit) $ 116.4 $ (18.8) $ 26.9 $ (95.4) Adjusted tax expense 12.7 142.0 204.4 329.2 Adjusted income tax provision $ 129.1 $ 123.2 $ 231.3 $ 233.8 Adjusted effective tax rate 19.5% 18.3% 19.5% 18.3% 17 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Adjusted Net Cash Provided by Operating Activities Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 U.S. GAAP net cash provided by operating activities $ 668.9 $ 430.2 $ 629.2 $ 1,052.0 Add / (Deduct): Restructuring and related costs (a) 56.5 95.9 140.2 127.4 Financing related expense — 2.6 — 2.6 Corporate contingencies (6.6) 110.2 (6.6) 110.2 Acquisition related costs — 2.2 — 3.7 R&D expense 29.8 60.5 66.0 100.0 Other 19.2 5.0 19.2 5.0 Adjusted net cash provided by operating activities $ 767.8 $ 706.6 $ 848.0 $ 1,400.9 Deduct: Capital expenditures (44.1) (45.2) (97.2) (75.9) Adjusted free cash flow $ 723.7 $ 661.4 $ 750.8 $ 1,325.0 (a) For the three and six months ended June 30, 2019 includes approximately $44.9 million and $100.8 million, respectively, of certain incremental manufacturing variances and site remediation expenses as a result of the activities at the Company’s Morgantown plant. 18 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries Reconciliation of Non-GAAP Financial Measures (Unaudited; in millions) Net Earnings to Adjusted EBITDA Three Months Ended September 30, December 31, March 31, June 30, (in millions) 2018 2018 2019 2019 U.S. GAAP net earnings (loss) $ 176.7 $ 51.2 $ (25.0) $ (168.5) Add / (deduct) adjustments: Net contribution attributable to equity method investments 12.6 20.1 17.0 16.2 Income tax provision (benefit) 15.5 25.8 (89.5) 116.4 Interest expense 136.2 135.2 131.2 131.2 Depreciation and amortization 500.6 608.9 500.5 501.4 EBITDA $ 841.6 $ 841.2 $ 534.2 $ 596.7 Add / (deduct) adjustments: Share-based compensation (income) expense (29.2) 5.3 18.0 16.8 Litigation settlements and other contingencies, net (20.4) 1.1 0.7 20.9 Restructuring & other special items 143.9 158.9 157.3 213.0 Adjusted EBITDA $ 935.9 $ 1,006.5 $ 710.2 $ 847.4 19 Q2 2019 Earnings – All Results are Unaudited

Mylan N.V. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited; in millions)

June 30, 2019 Notional Debt to Twelve Months Ended June 30, 2019 Mylan N.V. Adjusted EBITDA as calculated under our Credit Agreements ("Credit Agreement Adjusted EBITDA") Leverage Ratio

The stated non-GAAP financial measure June 30, 2019 notional debt to twelve months ended June 30, 2019 Credit Agreement Adjusted EBITDA leverage ratio is based on the sum of (i) Mylan's adjusted EBITDA for the quarters ended September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019 and (ii) certain adjustments permitted to be included in Credit Agreement Adjusted EBITDA as of June 30, 2019 pursuant to the revolving credit facility dated as of July 27, 2018 (as amended, supplemented or otherwise modified from time to time), among Mylan Inc., as borrower, the Company, as guarantor, certain affiliates and subsidiaries of the Company from time to time party thereto as guarantors, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and the Company's term loan credit facility dated as of November 22, 2016 (as amended, supplemented or otherwise modified from time to time), among the Company, certain affiliates and subsidiaries of the Company from time to time party thereto as guarantors, each lender from time to time party thereto and Goldman Sachs Bank USA, as administrative agent (together, the "Credit Agreements") as compared to Mylan's June 30, 2019 total debt and other current obligations at notional amounts.

	Three Months Ended				Twelve Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	June 30, 2019
Mylan N.V. Adjusted EBITDA	$ 935.9	$ 1,006.5	$ 710.2	$ 847.4	$ 3,500.0
Add: other adjustments including estimated synergies					41.6
Credit Agreement Adjusted EBITDA					$ 3,541.6
Reported debt balances:					
Long-term debt, including current portion					$ 13,264.1
Short-term borrowings and other current obligations					328.0
Total					$ 13,592.1
Add / (deduct):					
Net discount on various debt issuances					34.0
Deferred financing fees					67.6
Fair value adjustment for hedged debt					(24.0)
Total debt at notional amounts					$ 13,669.7
Notional debt to Credit Agreement Adjusted EBITDA Leverage Ratio					3.9

Long-term average debt to Credit Agreement Adjusted EBITDA leverage ratio target of ~3.0x

The stated forward-looking non-GAAP financial measure, targeted long term average leverage of ~3.0x debt-to-Credit Agreement Adjusted EBITDA, is based on the ratio of (i) targeted long-term average debt, and (ii) targeted long-term Credit Agreement Adjusted EBITDA. However, the Company has not quantified future amounts to develop the target but has stated its goal to manage long-term average debt and adjusted earnings and EBITDA over time in order to generally maintain the target. This target does not reflect Company guidance.

20 Q2 2019 Earnings – All Results are Unaudited

Mylan Better Health for a Better World

Q2 2019 Earnings – All Results are Unaudited